                                                                   Exhibit 25(c)


                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM T-1

                            STATEMENT OF ELIGIBILITY
                      UNDER THE TRUST INDENTURE ACT OF 1939
                  OF A CORPORATION DESIGNATED TO ACT AS TRUSTEE

                CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY
                   OF A TRUSTEE PURSUANT TO SECTION 305(b)(2)___

                           -------------------------

                       THE FIRST NATIONAL BANK OF CHICAGO
               (Exact name of trustee as specified in its charter)

   A National Banking Association                             36-0899825
                                                            (I.R.S. employer
                                                          identification number)

One First National Plaza, Chicago, Illinois                   60670-0126
(Address of principal executive offices)                      (Zip Code)

                       The First National Bank of Chicago
                      One First National Plaza, Suite 0286
                          Chicago, Illinois 60670-0286
             Attn: Lynn A. Goldstein, Law Department (312) 732-6919
            (Name, address and telephone number of agent for service)

                           -------------------------

                           FIRST SECURITY CAPTIAL III
         (Exact name of obligors as specified in their trust agreements)

         Delaware                                           To be applied for
(State or other jurisdiction of                             (I.R.S. employer
incorporation or organization)                            identification number)

        79 South Main Street
        Salt Lake City, Utah                                    84111
(Address of principal executive offices)                      (Zip Code)

                               Capital Securities
                         (Title of Indenture Securities)

Item 1. General Information. Furnish the following information as to the trustee:

                  (a) Name and address of each examining or supervising authority to which it is subject.

                  Comptroller of Currency, Washington, D.C.; Federal Deposit Insurance Corporation, Washington, D.C.; The Board of Governors of the Federal Reserve System, Washington D.C..

                  (b) Whether it is authorized to exercise corporate trust powers.

                  The trustee is authorized to exercise corporate trust powers.

Item 2. Affiliations With the Obligor. If the obligor is an affiliate of the trustee, describe each such affiliation.

                  No such affiliation exists with the trustee.

Item 16. List of exhibits. List below all exhibits filed as a part of this Statement of Eligibility.

                  1. A copy of the articles of association of the trustee now in effect.*

                  2. A copy of the certificates of authority of the trustee to commence business.*

                  3. A copy of the authorization of the trustee to exercise corporate trust powers.*

                  4.  A copy of the existing by-laws of the trustee.*

                  5.  Not Applicable.

                  6. The consent of the trustee required by Section 321(b) of the Act.

                  7. A copy of the latest report of condition of the trustee published pursuant to law or the requirements of its supervising or examining authority.

                  8.  Not Applicable.

                  9.  Not Applicable.


         Pursuant to the requirements of the Trust Indenture Act of 1939, as amended, the trustee, The First National Bank of Chicago, a national banking association organized and existing under the laws of the United States of America, has duly caused this Statement of Eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of Chicago and State of Illinois, on the 5th day of March, 1999.



                                    THE FIRST NATIONAL BANK OF CHICAGO,
                                    Trustee




                                    By /s/ SANDRA L. CARUBA
                                       -----------------------------------

                                         Sandra L. Caruba
                                         Vice President

* Exhibit 1, 2, 3 and 4 are herein incorporated by reference to Exhibits bearing identical numbers in Item 16 of the Form T-1 of The First National Bank of Chicago, filed as Exhibit 25 to the Registration Statement on Form S-3 of U S WEST Capital Funding, Inc., filed with the Securities and Exchange Commission on May 6, 1998 (Registration No. 333-51907-01).

                                    EXHIBIT 6

                       THE CONSENT OF THE TRUSTEE REQUIRED
                          BY SECTION 321(b) OF THE ACT


                                                                   March 5, 1999


Securities and Exchange Commission
Washington, D.C.  20549

Ladies and Gentlemen:

In connection with the qualification of the Amended and Restated Declaration of Trust of First Security Capital III, the undersigned, The First National Bank of Chicago, as Trustee, the undersigned, in accordance with Section 321(b) of the Trust Indenture Act of 1939, as amended, hereby consents that the reports of examinations of the undersigned, made by Federal or State authorities authorized to make such examinations, may be furnished by such authorities to the Securities and Exchange Commission upon its request therefor.

                                    Very truly yours,


                                    THE FIRST NATIONAL BANK OF CHICAGO




                                    By: /s/ SANDRA L. CARUBA
                                       -----------------------------------

                                         Sandra L. Caruba
                                         Vice President

                                    EXHIBIT 7

Legal Title of Bank:  The First National Bank of Chicago
Address:              One First National Plaza, Ste 0460
City, State Zip:      Chicago, IL 60670
FDIC Certificate No.: 0/3/6/1/8
                      ---------

                                    Call Date: 12/31/98 ST-BK: 17-1630 FFIEC 031
                                                                       Page RC-1

Consolidated Report of Condition for Insured Commercial and State-Chartered Savings Banks for December 31, 1998

All schedules are to be reported in thousands of dollars. Unless otherwise indicated, report the amount outstanding of the last business day of the quarter.

Schedule RC--Balance Sheet

                                                                               Dollar Amounts in thousands  C400
                                                                                                            ----
                                                                               RCFD       BIL MIL THOU
                                                                               ----       ------------
ASSETS
1.  Cash and balances due from depository institutions (from Schedule
    RC-A):                                                                     RCFD
                                                                               ----
    a. Noninterest-bearing balances and currency and coin(1) ................  0081         5,585,982        1.a
    b. Interest-bearing balances(2) .........................................  0071         4,623,842        1.b
2.  Securities
    a. Held-to-maturity securities(from Schedule RC-B, column A) ............  1754                 0        2.a
    b. Available-for-sale securities (from Schedule RC-B, column D). ........  1773        11,181,405        2.b
3.  Federal funds sold and securities purchased under agreements to resell ..  1350         9,853,544        3.
4.  Loans and lease financing receivables:
    a. Loans and leases, net of unearned income (from Schedule                 RCFD
                                                                               ----
    RC-C) ...................................................................  2122        31,155,998        4.a
    b. LESS: Allowance for loan and lease losses ............................  3123           411,963        4.b
    c. LESS: Allocated transfer risk reserve ................................  3128             3,884        4.c
    d. Loans and leases, net of unearned income, allowance, and                RCFD
                                                                               ----
       reserve (item 4.a minus 4.b and 4.c) .................................  2125        30,740,151        4.d
5.  Trading assets (from Schedule RD-D) .....................................  3545         7,635,778        5.
6.  Premises and fixed assets (including capitalized leases) ................  2145           739,925        6.
7.  Other real estate owned (from Schedule RC-M) ............................  2150             4,827        7.
8.  Investments in unconsolidated subsidiaries and associated
    companies (from Schedule RC-M) ..........................................  2130           202,359        8.
9.  Customers' liability to this bank on acceptances outstanding ............  2155           269,516        9.
10. Intangible assets (from Schedule RC-M) ..................................  2143           291,665       10.
11. Other assets (from Schedule RC-F) .......................................  2160         3,071,912       11.
12. Total assets (sum of items 1 through 11) ................................  2170        74,200,906       12.

----------

(1) Includes cash items in process of collection and unposted debits.

(2) Includes time certificates of deposit not held for trading.

Legal Title of Bank:  The First National Bank of Chicago
Address:              One First National Plaza, Ste 0460
City, State Zip:      Chicago, IL 60670
FDIC Certificate No.: 0/3/6/1/8
                      ---------

                                    Call Date: 12/31/98 ST-BK: 17-1630 FFIEC 031
                                                                       Page RC-2

Schedule RC-Continued

                                                                                Dollar Amounts in
                                                                                    Thousands
                                                                                    ---------
LIABILITIES
13. Deposits:
    a. In domestic offices (sum of totals of columns A and C                   RCON
                                                                               ----
       from Schedule RC-E, part 1) ..........................................  2200        22,524,140       13.a
       (1) Noninterest-bearing(1) ...........................................  6631        10,141,937       13.a1
       (2) Interest-bearing .................................................  6636        12,382,203       13.a2

    b. In foreign offices, Edge and Agreement subsidiaries, and                RCFN
                                                                               ----
       IBFs (from Schedule RC-E, part II) ...................................  2200        19,691,237       13.b
       (1) Noninterest bearing ..............................................  6631           408,126       13.b1
       (2) Interest-bearing .................................................  6636        19,283,111       13.b2
14. Federal funds purchased and securities sold under agreements
    to repurchase: ..........................................................  RCFD 2800    9,113,686       14
15. a. Demand notes issued to the U.S. Treasury .............................  RCON 2840      120,599       15.a
    b. Trading Liabilities(from Schedule RC-D) ..............................  RCFD 3548    6,797,927       15.b

16. Other borrowed money:                                                      RCFD
                                                                               ----
    a. With original maturity of one year or less ...........................  2332         5,385,355       16.a
    b. With original maturity of more than one year .........................  A547           327,126       16.b
    c. With original maturity of more than three years ......................  A548           316,411       16.c

17. Not applicable
18. Bank's liability on acceptance executed and outstanding .................  2920           269,516       18.
19. Subordinated notes and debentures .......................................  3200         2,400,000       19.
20. Other liabilities (from Schedule RC-G) ..................................  2930         2,137,443       20.
21. Total liabilities (sum of items 13 through 20) ..........................  2948        69,083,440       21.
22. Not applicable
EQUITY CAPITAL
23. Perpetual preferred stock and related surplus ...........................  3838                 0       23.
24. Common stock ............................................................  3230           200,858       24.
25. Surplus (exclude all surplus related to preferred stock) ................  3839         3,201,435       25.
26. a. Undivided profits and capital reserves ...............................  3632         1,695,446       26.a
    b. Net unrealized holding gains (losses) on available-for-sale
       securities ...........................................................  8434             6,349       26.b
27. Cumulative foreign currency translation adjustments .....................  3284            13,378       27.
28. Total equity capital (sum of items 23 through 27) .......................  3210         5,117,466       28.
29. Total liabilities, limited-life preferred stock, and equity
    capital (sum of items 21, 22, and 28) ...................................  3300        74,200,906       29.

Memorandum

To be reported only with the March Report of Condition.
1.  Indicate in the box at the right the
    number of the statement below that
    best describes the most
    comprehensive level of auditing work
    performed for the bank by
    independent external auditors as of                                   Number
    any date during 1996 .....................RCFD 6724......| N/A  |     M.1.

1 = Independent audit of the bank conducted in accordance with generally accepted auditing standards by a certified public accounting firm which submits a report on the bank

2 = Independent audit of the bank's parent holding company conducted in accordance with generally accepted auditing standards by a certified public accounting firm which submits a report on the consolidated holding company (but not on the bank separately)

3 = Directors' examination of the bank conducted in accordance with generally accepted auditing standards by a certified public accounting firm (may be required by state chartering authority)

4. = Directors' examination of the bank performed by other external auditors (may be required by state chartering authority)

5  =  Review of the bank's financial statements by external auditors

6  =  Compilation of the bank's financial statements by external auditors

7  =  Other audit procedures (excluding tax preparation work)

8  =  No external audit work

----------
(1) Includes total demand deposits and noninterest-bearing time and savings deposits.